Exhibit 10.4

                                 PROMISSORY NOTE
                                 ---------------

$20,000.00
                                                               December 31, 2004
                                                               Beverly Hills, CA

     For value received, Riddle Records. Inc. (collectively, the "Company"), promises to pay JRT Holdings, Inc. (the "Holder"), the principal sum of Twenty Thousand Dollars ($20,000.00), plus interest accruing from January 1, 2005 on the unpaid principal amount at a rate equal to nine percent (9%) per annum, which shall be payable on the Due Date of this Note. This Note is subject to the following terms and conditions.

     1. Amounts Owed. As of the date of this Promissory Note, the Holder has advanced multiple amounts to the Company on or before December 31, 2004. The principal amounts of such advances from the beginning of time until the date of this Note have totaled Twenty Thousand Dollars ($20,000.00), plus accrued interest. The Company hereby acknowledges receipt of the foregoing advance of funds by the Holder under previous Notes. The parties acknowledge that the foregoing amounts have been previously advanced. This Agreement, when executed, shall replace any and all prior agreements between the parties. In consideration for the extension of the Due Date of any and all notes which may have existed heretofore, Company and Holder hereby agree that the total unpaid amount of any and all previously executed notes (including this Note), including all accrued interest shall be agreed and acknowledged as Twenty One Thousand Dollars ($21,000.00), plus interest accruing beginning on January 1, 2005.

     2. Maturity. Principal and any accrued but unpaid interest under this Note shall be due and payable in a single installment on June 30, 2005 (the "Due Date").

     3. Payment. All payments shall be made in lawful money of the United States of America in such place as the Holder hereof may from time to time designate in writing to the Company. Payments shall be credited first to the accrued interest due and payable and the remainder applied to principle. Prepayment of this Note may be made at any time without penalty.

     4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Company and the Holder may not assign, pledge or otherwise transfer this Note and/or their rights or obligations thereunder without the prior written consent of the other party. Upon written consent of the other party, this Note may be transferred only upon surrender of the original Note for registration of the transfer, duly endorsed, or accompanied by a duly executed written Instrument of transfer in form satisfactory to the Holder. Thereupon, a new note of the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law.

     6. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or subsequently modified by written notice.

     7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and Holder. Any amendment or waiver affected in accordance with this Section 7 shall be binding upon the Company, the Holder and each transferee of the Note if permitted.

                                                     COMPANY:

                                                     RIDDLE RECORDS, INC.

                                                     By:  /s/ Ali Moussavi
                                                         ------------------
                                                     Its: CFO


AGREED TO AND ACCEPTED:

HOLDER:
JRT HOLDINGS, INC.


By: /s/ Jacques Tizabi
    ----------------------------
Its: Partner